EXHIBIT 10.1

RETIREMENT, CONSULTING SERVICES AND RELEASE AGREEMENT

This Retirement, Consulting Services and Release Agreement (this “AGREEMENT”) is between William Ordemann (“RETIREE”) and Enterprise Products Company, a Texas corporation (“COMPANY”).

For purposes of this AGREEMENT, the term “COMPANY AFFILIATE(S)” means (i) EPCO Holdings, Inc., (ii) Enterprise Products OLPGP, Inc., (iii) Enterprise Products Partners L.P. (“EPD”), (iv) Enterprise Products Holdings LLC, (v) Enterprise Products Operating LLC, (vi) Dan Duncan, LLC, (vii) the respective subsidiaries and affiliates of any of the foregoing entities, (viii) any other entity which is controlled, directly or indirectly, individually, collectively or in any combination, by the COMPANY and/or any of the foregoing entities, (ix) any other entity which is controlled, directly or indirectly, individually, collectively, or in any combination, by Dan L Duncan’s descendants or any trusts (including voting trusts) for any of their respective benefit, and (x) any predecessors, subsidiaries, related entities, officers, directors, equity owners, parent entities, agents, attorneys, employees, successors, or assigns of any of the foregoing.

WITNESSETH

Whereas, RETIREE retired from the COMPANY on August 16, 2019 (the “RETIREMENT DATE”), and upon such retirement ceased to be an employee of the COMPANY or any COMPANY AFFILIATE.

Whereas, RETIREE gave proper notice of his intent to retire (or the COMPANY, in its discretion, waived all or part of any required notice period).

Whereas, RETIREE and COMPANY desire to enter into this AGREEMENT whereby COMPANY pays RETIREE a retainer pursuant to which RETIREE may provide consulting and advisory services to COMPANY or any COMPANY AFFILIATE. ·

Whereas, RETIREE, during RETIREE’s employment, had access to trade secrets and/or proprietary and confidential information belonging to COMPANY and COMPANY AFFILIATES.

Whereas, RETIREE will have access to trade secrets and/or proprietary and confidential information belonging to COMPANY and COMPANY AFFILIATES in order to provide consulting and advisory services under this AGREEMENT.

Whereas, RETIREE and COMPANY desire to clarify RETIREE’s obligations with respect to any trade secrets and/or proprietary and confidential information acquired during RETIREE’s employment or RETIREE’s provision of CONSULTING SERVICES hereunder.

Whereas, RETIREE and COMPANY desire to avoid any potential claims or disagreements that may arise in the future.

Now, therefore, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RETIREE and COMPANY hereby agree:

Section 1.     Health Benefits after RETIREMENT DATE and COBRA Premium Payment. COMPANY, in exchange for the promises of RETIREE contained below, agrees as follows:

As RETIREE was enrolled in the COMPANY’s group health plans as an active employee on the RETIREMENT DATE, such benefits will terminate on August 31, 2019. If RETIREE timely and properly exercises RETIREE’s health coverage continuation rights under COBRA following RETIREE’s retirement, RETIREE may receive COBRA coverage. In return for signing and not revoking this AGREEMENT, and if RETIREE timely elects COBRA coverage, RETIREE’s monthly COBRA premium will be paid on RETIREE’s behalf by COMPANY (the “COBRA PREMIUM PAYMENT”) (any taxes on such COMPANY payment on RETIREE’s behalf shall be RETIREE’s sole responsibility and liability) until the earliest of (i) the expiration of the first 18 full calendar months immediately following the RETIREMENT DATE, (ii) the date RETIREE obtains subsequent employment with health benefit coverages available to RETIREE, or (iii) the expiration or termination of RETIREE’s COBRA rights.

Section 2.    Vesting of Awards Under Long-Term Incentive Plans. If, and only if, this AGREEMENT is timely executed by RETIREE and becomes irrevocable as provided below, then, in exchange for the promises and the release of claims by RETIREE as provided below, COMPANY agrees that RETIREE’s termination of employment on the RETIREMENT DATE shall constitute a “Qualifying Termination” for purposes of RETIREE’s vesting in the equity-based award agreements by and between COMPANY and RETIREE that are set forth on Exhibit A attached hereto (the “INCENTIVE PLAN AWARDS”) ; provided, however, that nothing in this AGREEMENT shall terminate or modify any “clawback provision” that is provided in the grant agreement for any INCENTIVE PLAN AWARD.

Section 3.    Consulting Arrangement.

A.     Assistance and Cooperation; Consulting Services. RETIREE and COMPANY agree that RETIREE has been a key employee of the COMPANY and that he has unique experience and knowledge that is valuable to the COMPANY going forward. RETIREE and COMPANY further agree that it would be valuable for RETIREE to assist with the orderly transfer of RETIREE’s work post-retirement and to assist with certain legal matters. Accordingly, COMPANY hereby retains RETIREE to render such services as set forth on Exhibit B (the “CONSULTING SERVICES”) or as the COMPANY and RETIREE may otherwise agree in writing, during the TERM (as defined below).

B.    Term. RETIREE shall be reasonably available at mutually agreeable times to provide the CONSULTING SERVICES to the COMPANY during the period commencing on the RETIREMENT DATE (the “EFFECTIVE DATE”) of this AGREEMENT and continuing for 24 months thereafter (the “TERM”).

C.    Expenses. The COMPANY shall reimburse RETIREE for any out-of-pocket expenses that RETIREE incurs in the course of providing the CONSULTING SERVICES; provided, however, that RETIREE has obtained the prior written approval of the COMPANY for any such expenses or the expenses are otherwise in accordance as established in writing by the COMPANY and furnished to RETIREE from time to time.

D.    Indemnification. The COMPANY will indemnify, defend, reimburse and hold harmless RETIREE from and against and in respect of any and all claims, liabilities, losses, costs, expenses (including reasonable attorneys’ fees and costs of investigation) or damages (collectively, “LIABILITIES”) incurred or suffered by RETIREE in connection with, arising out of, or relating to, directly or indirectly, RETIREE’s performance of the CONSULTING SERVICES hereunder, EVEN IF SUCH LIABILITIES AROSE IN WHOLE OR IN PART FROM THE ACTIVE, PASSIVE, SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF RETIREE, except that such indemnity will not apply in cases in which any such LIABILITIES are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of RETIREE or from any failure by RETIREE to follow any lawful direction of the COMPANY.

E.     Independent Contractor. During the TERM, RETIREE shall be an independent contractor of the COMPANY, shall not be an employee or agent of the COMPANY or any COMPANY AFFILIATE and shall not have any authority to act on behalf of or bind the COMPANY or any COMPANY AFFILIATE. Any action taken by RETIREE during the TERM will not bind the COMPANY or any COMPANY AFFILIATE or create any claim against the COMPANY or any COMPANY AFFILIATE. Unless otherwise specifically authorized by this AGREEEMENT or any later agreement between the COMPANY and RETIREE, RETIREE has no authority to transact any business or make any representations or promises in the name of the COMPANY or any COMPANY AFFILIATE during the TERM.

F.    No Benefits. During the TERM, RETIREE understands and agrees that he is an independent contractor and that he will not be eligible to participate in, and will not be eligible for benefits under, any employee benefit plan, program or arrangement maintained by the COMPANY or any COMPANY AFFILIATE.

G.    No Insurance. Except as set forth in Section 1 above, RETIREE acknowledges that the COMPANY will not maintain any comprehensive general liability, workers’ compensation or other insurance on behalf of RETIREE and that it is the sole responsibility of RETIREE to obtain and keep in force such insurance as RETIREE determines appropriate. RETIREE assumes all risk in connection with the adequacy of any and all such insurance which he elects to obtain.

H.    Consideration. As compensation for RETIREE’s agreements herein, including RETIREE’s commitment to be reasonably available at mutually agreeable times to perform CONSULTING SERVICES, and RETIREE’s covenants contained in Section 11 hereof, the COMPANY shall pay to RETIREE a retainer fee of $300,000.00 per year of the TERM, plus an additional fee of $500.00 per hour for each hour of CONSULTING SERVICES provided. The retainer fee shall be paid at the rate of $25,000.00 per month, but shall be delayed until the first day of the month following the six-month anniversary of the RETIREMENT DATE. On such date, COMPANY shall pay RETIREE in a lump sum the aggregate amount of the monthly retainer fees that COMPANY otherwise would have paid RETIREE prior to that date had they not been delayed. COMPANY shall issue a 1099 Form for the value of the CONSULTING SERVICES rendered by RETIREE, and RETIREE shall be responsible for the payment of the taxes on the compensation he receives for the CONSULTING SERVICES he renders to COMPANY or any COMPANY AFFILIATE.

Section 4.    Lump Sum Payment. As further consideration for the promises of RETIREE in this AGREEMENT, COMPANY agrees to pay RETIREE a single lump sum of $150,000.00 (the “LUMP SUM PAYMENT”) on or before the fifth business day after the last day of the TERM. COMPANY shall issue a 1099 Form for the LUMP SUM PAYMENT, and RETIREE shall be responsible for the payment of the taxes on the LUMP SUM PAYMENT.

Section 5.    RETIREE’s Rights to Consideration. RETIREE acknowledges and agrees that, unless and until this AGREEMENT becomes irrevocable as provided below, RETIREE has no rights to receive the consideration set forth in Sections 1, 2, 3 or 4. RETIREE further acknowledges and agrees that the consideration RETIREE receives pursuant to this AGREEMENT is in addition to all other consideration that RETIREE is or may be entitled to receive pursuant to or based upon RETIREE’s employment, or the termination of such employment, with the COMPANY or any COMPANY AFFILIATE. RETIREE further acknowledges and agrees that payment of the foregoing amounts in Sections 1, 2, 3 or 4 is, and shall be deemed to be, in full and complete satisfaction of any and all obligations, if any, of COMPANY and/or any COMPANY AFFILIATE to RETIREE in respect of RETIREE’s employment with and separation from COMPANY and/or any COMPANY AFFILIATE or otherwise.

Section 6.    Prior Rights and Obligations. Except as otherwise provided for in this AGREEMENT, this AGREEMENT extinguishes all rights, if any, which RETIREE may have, contractual or otherwise, including but not limited to any long term incentive agreement, employee partnership agreement (including, without limitation, the Agreement of Limited Partnership of EPD PubCo Unit I L.P., as amended and/or restated to date), stock option agreement, and/or retention bonus agreement, relating to RETIREE’s employment with, or retirement from, COMPANY or any COMPANY AFFILIATE.

Section 7.    Voluntary Termination; Resignations. RETIREE acknowledges and agrees that, effective on the RETIREMENT DATE, RETIREE voluntarily terminated RETIREE’s employment with the COMPANY and any COMPANY AFFILIATE and resigned from all positions and titles RETIREE then held with the COMPANY and any COMPANY AFFILIATE, including, if applicable, as an officer and/or a director thereof.

Section 8.    Release.

A.    Release and Waiver. RETIREE hereby releases COMPANY and. all COMPANY AFFILIATES from all claims or demands RETIREE has, may have, or may have had based on or in any way related to RETIREE’s employment with COMPANY or any COMPANY AFFILIATE, the retirement from or termination of that employment, or based on any previous act or omission by or on behalf of COMPANY or any COMPANY AFFILIATE, for any and all claims or demands based on any facts or events, whether known or unknown by RETIREE, that occurred on or before the date of RETIREE’s execution of this AGREEMENT. RETIREE further waives any right RETIREE may have with respect to the claims or demands from which COMPANY or any COMPANY AFFILIATE is herewith released. This release and waiver includes any rights or claims RETIREE may have under, but not limited to, the Age Discrimination in Employment Act (ADEA) and the Older Worker Benefit Protection Act (OWBPA), which prohibits age discrimination in employment; Title VII of the Civil Rights Acts of 1964, as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex (including claims of sexual harassment); 42 U.S.C. § 1981, which prohibits race discrimination; claims under the Family and Medical Leave Act; the federal and Texas Equal Pay Acts, which prohibit paying men and women unequal pay for equal work; wage and hour claims under the Fair Labor Standards Act (FLSA) and the Texas Pay Day Law; the Rehabilitation Act of 1973 and the Americans with Disabilities Act, which prohibit discrimination on the basis of handicap or disability; the Employee Retirement Income Security Act; claims for discrimination under the Texas Commission on Human Rights Act as codified in the Texas Labor Code; claims for discrimination or retaliation under the Texas Workers’ Compensation Act; or any other federal, state or local laws or regulations prohibiting employment discrimination, retaliation or harassment. This release and waiver also includes any claims for wrongful discharge, whether based on claimed violations of statutes, regulations or public policy, or based on claims in contract or tort. This release and waiver also includes any claims that RETIREE suffered any harm by or through the actions or omissions of COMPANY or any COMPANY AFFILIATE, including, but not limited to, negligence claims and any other tort or contract claims.

B.    Scope of Release/Non-release of Future Claims Based on Subsequent Acts or Omissions. The release and waiver, to which RETIREE voluntarily agrees, covers all claims or demands based on any facts or events, whether known or unknown by RETIREE, that occurred on or before the date of RETIREE’s execution of this AGREEMENT. RETIREE fully understands that if any of the facts or circumstances on which RETIREE premises RETIREE’s execution of this release and waiver be found, suspected or claimed hereafter to be other than or different from the facts and circumstances now believed by RETIREE to be true, RETIREE nonetheless expressly accepts and assumes the risk of such possible differences in fact or circumstances and agrees that this release and waiver shall be and remain effective notwithstanding any such difference in any such fact or circumstances. COMPANY acknowledges that RETIREE has not released any rights or claims that RETIREE may have under the ADEA that arise after the date this release and waiver is executed.

C.    No Future Lawsuits, Complaints, or Claims. RETIREE hereby waives RETIREE’s right to file any charge or complaint against COMPANY or any COMPANY AFFILIATE arising out of RETIREE’s employment with or separation from employment on or before the date of RETIREE’s execution of this AGREEMENT before any federal, state or local court or any federal, state or local administrative agency, except where such waivers are prohibited by law. This AGREEMENT, however, does not prevent RETIREE from reporting possible violations of federal law or regulation to any government agency or entity, making disclosures to any governmental agency or entity where such disclosures are protected under federal law or regulation, communicating with, filing a charge with, or participating in an investigation conducted by, any governmental agency, including, without limitation, the EEOC, the SEC or applicable state/city fair employment practices agency, to the extent required or permitted by law, provided that in each case, such communications with a government agency are consistent with all applicable laws; provided, that, except as required by law, RETIREE hereby agrees not to accept any award or settlement from any source or proceeding (including, but not limited to, any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this AGREEMENT. RETIREE acknowledges that RETIREE has no pending workers’ compensation claims and that this AGREEMENT is not related in any way to any claim for workers’ compensation benefits. RETIREE further acknowledges that RETIREE has no basis for such a claim.

Section 9.    ADEA Rights. RETIREE further acknowledges that:

A.     RETIREE has been advised in writing by virtue of this AGREEMENT that RETIREE has the right to seek legal counsel before signing this AGREEMENT. RETIREE understands and agrees that this AGREEMENT shall be null and void for all purposes if RETIREE signs (or has signed) this AGREEMENT prior to the RETIREMENT DATE;

B.    RETIREE has been given twenty-one (21) calendar days after the RETIREE’s receipt of this AGREEMENT within which to consider the waivers included in this AGREEMENT. The RETIREE may knowingly and voluntarily waive the remainder of the twenty-one (21) day consideration period, if any, following the date the RETIREE signs this AGREEMENT below. RETIREE acknowledges RETIREE has not been asked by COMPANY to shorten the time period for consideration of whether to sign this AGREEMENT and that the COMPANY has not threatened to withdraw or alter the benefits due RETIREE prior to the expiration of the twenty-one (21) day period, nor has the COMPANY provided different terms to RETIREE if RETIREE chooses to sign the AGREEMENT prior to the expiration of the twenty-one (21) day consideration period. RETIREE understands that having waived some portion of the twenty-one (21) day consideration period may allow the COMPANY to expedite the processing of benefits provided to RETIREE in exchange for signing the AGREEMENT. RETIREE further agrees that changes, whether material or immaterial, do not restart the running of the twenty-one (21) day period;

C.    RETIREE has seven (7) calendar days after signing this AGREEMENT to revoke it. This AGREEMENT will not become effective or enforceable until the revocation period has expired. Any notice of revocation of the AGREEMENT is effective only if given to Karen D. Taylor, Senior Vice President, Human Resources (at the delivery address of COMPANY set forth in Section 14 below), in writing by the close of business at 5:00 p.m. on the seventh (7th) day after the signing of this AGREEMENT; and

D.    RETIREE agrees that RETIREE is receiving, pursuant to this AGREEMENT, consideration that is in addition to any that RETIREE may be entitled to pursuant to RETIREE’s at will employment with COMPANY and/or its affiliates.

Section 10.    Proprietary and Confidential Information.

RETIREE agrees and acknowledges that, as a result of RETIREE’s employment with COMPANY, RETIREE has acquired information regarding COMPANY’s and/or COMPANY

AFFILIATES’ trade secrets and/or proprietary and confidential information related to COMPANY’s and/or COMPANY AFFILIATES’ past, present or anticipated business (collectively “CONFIDENTIAL INFORMATION”). No later than three (3) days after the RETIREMENT DATE, RETIREE will gather and return to COMPANY all CONFIDENTIAL INFORMATION, in whatever form, including electronic form stored on any computer, device, or account, and not thereafter retain or possess any CONFIDENTIAL INFORMATION, unless the COMPANY and/or COMPANY AFFILIATES instructs RETIREE to retain certain CONFIDENTIAL INFORMATION in order to perform the CONSULTING SERVICES. Therefore, except as may be required by law, RETIREE acknowledges that RETIREE will not, at any time, disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any CONFIDENTIAL INFORMATION acquired during RETIREE’s employment with COMPANY unless such CONFIDENTIAL INFORMATION has ceased to be confidential other than through an action or inaction of RETIREE in violation of this paragraph. RETIREE agrees that in the event of an actual or threatened breach by RETIREE of the provisions of this paragraph, COMPANY shall be entitled to inform all potential or new employers of this AGREEMENT.

Section 11.    Restrictive Covenants.

A. Non-solicitation of Employees. During the period beginning on the EFFECTIVE DATE of this AGREEMENT and continuing through the end of the TERM, (the “RESTRICTED PERIOD”), RETIREE agrees not to solicit or induce, either directly or indirectly, any employee of the COMPANY or any COMPANY AFFILIATE to cease employment with the COMPANY or any COMPANY AFFILIATE and will not assist any other person or entity in such a solicitation. RETIREE and COMPANY agree that employees of the COMPANY or any COMPANY AFFILIATE may respond to open advertisements of employment with a future employer of RETIREE without inducement from the RETIREE. Such voluntary actions by employees of the COMPANY or any COMPANY AFFILIATE do not violate this non-solicitation provision.

B. Non-Solicitation of Customers. During the RESTRICTED PERIOD, RETIREE will not call on, service, or solicit competing business from customers of COMPANY or any COMPANY AFFILIATE that RETIREE (i) had or made contact with, or (ii) had access to CONFIDENTIAL INFORMATION about in the course of employment with the COMPANY or any COMPANY AFFILIATE.

C. Non-Competition. RETIREE acknowledges that COMPANY has provided RETIREE with access to CONFIDENTIAL INFORMATION and, by virtue of the INCENTIVE PLAN AWARDS, RETIREE will continue to share in the long-term success of the COMPANY. RETIREE also acknowledges that RETIREE has commitments to the COMPANY to provide the CONSULTING SERVICES when reasonably available and at mutually agreeable times, will have access to CONFIDENTIAL INFORMATION while providing those services, and will receive valuable consideration for those services. In order to protect the CONFIDENTIAL INFORMATION described above, and in consideration for COMPANY entering into this AGREEMENT, RETIREE agrees that during the RESTRICTED PERIOD RETIREE will not directly or indirectly, anywhere in the United States,

(a)    perform for, render advice to, or otherwise assist any business whose products or activities compete in whole or in part with the businesses of COMPANY or any COMPANY AFFILIATE (a “COMPETITOR”) in any position, job, task, function, or responsibility that is substantially similar to the job duties that RETIREE performed for COMPANY or any COMPANY AFFILIATE at any time during RETIREE’s employment;

(b)    perform for, render advice to, or otherwise assist any business who the COMPANY or any COMPANY AFFILIATE has hired as a contractor or subcontractor within 3 years prior to the RETIREMENT DATE (a “CONTRACTOR”), unless the parties otherwise mutually agree;

(c)    accept a working relationship with any COMPETITOR or CONTRACTOR, as an employee, independent contractor or consultant; or

(d)    invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, any COMPETITOR or CONTRACTOR, including but not limited to serving on its board of directors; provided, however, that: RETIREE may purchase or otherwise acquire any class of securities of any COMPETITOR or CONTRACTOR (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

D.    Acknowledgement. RETIREE acknowledges and stipulates that the foregoing restrictions in Section 11 are reasonable and necessary for the protection of legitimate business interests of the COMPANY such as CONFIDENTIAL INFORMATION and goodwill of the COMPANY and any COMPANY AFFILIATE, while not unreasonably interfering with the RETIREE’S ability to make a living. RETIREE agrees that COMPANY shall be entitled to inform all potential or new employers of this AGREEMENT.

E.    Covenant Not to Challenge Restrictive Covenants. A material purpose of this AGREEMENT is to avoid disputes over the enforceability of the Restrictive Covenants in Section 11 as written. Accordingly, RETIREE waives and releases any and all claims that the Restrictive Covenants in Section 11 are not enforceable as written, and further covenants not to sue or otherwise pursue any legal claim contesting their enforceability as written.

Section 12.    Non-disparagement. Excluding the protected disclosures and/or actions discussed in Section 8 above, RETIREE agrees that RETIREE will not disparage, criticize, condemn or impugn the business or personal reputation or character of the COMPANY or any of the COMPANY AFFILIATES, or any of the actions or omissions which are, have been or may be taken or omitted by the COMPANY or any of the COMPANY AFFILIATES with respect to or based upon matters, events, facts or circumstances arising or occurring prior to the date of RETIREE’s execution of this AGREEMENT.

Section 13.    Documents. No longer than three (3) days after the RETIREMENT DATE, RETIREE agrees to deliver as soon as reasonably possible all correspondence, memoranda, notes, records, data, or information, analysis, or other documents and all copies thereof, including information in electronic form, which are related in any manner to the past, present or anticipated business of COMPANY or any COMPANY AFFILIATES.

Section 14.    Notices. Any notice, request, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given (i) by prepaid registered or certified mail, with return receipt requested, addressed as follows or (ii) personally delivered at the following address:

For COMPANY:
Enterprise Products Company

If by mail:
Post Office Box 4735
Houston, TX 77210-4735

If by delivery:
1100 Louisiana Street, Suite 1000
Houston, TX 77002-5227

Attn: Karen D. Taylor
Senior Vice President, Human Resources
With a copy (which alone shall not constitute notice) via generalcounsel@eprod.com

For RETIREE:

William Ordemann 12103 Preece Ct.
Cypress, TX 77429
With a copy (which shall not constitute notice) via
Email: dordemann@comcast.net

The date of any such notice and of such service thereof shall be deemed to be the date of mailing or personal delivery. Each party may change its address for the purpose of notice by giving notice to the other in writing.

Section 15.    Choice of Law/Venue/Jury Trial Waiver. It is agreed that the laws of Texas shall govern this AGREEMENT and venue for any action arising out of or relating to this

AGREEMENT or the subject matter hereof shall be proper solely in Houston, Harris County, Texas. Each party hereby knowingly, voluntarily and intentionally waives any and all claims or rights that such party hereto or their successors and assigns may have to any trial by jury on any issue arising out of or relating to this AGREEMENT, such party intending to waive and forever relinquish any right under applicable law providing for a right of trial by jury.

Section 16.    Remedies. The parties agree that, because damages at law for any breach or nonperformance of this AGREEMENT by RETIREE, while recoverable, will be irreparable and inadequate, this AGREEMENT may be enforced in equity by specific performance, injunction, or otherwise. Should any provisions of this AGREEMENT be held to be invalid, such holdings shall not invalidate or void the remainder of this AGREEMENT. RETIREE shall be entitled to enforce RETIREE’s rights and COMPANY’s obligations under this AGREEMENT by any and all applicable actions at law or equity. In addition to other remedies available to it, COMPANY shall be entitled to petition an appropriate court for temporary restraining orders and temporary and permanent injunctions to prevent a breach or contemplated breach by RETIREE of any provision of this AGREEMENT since COMPANY will have no adequate remedy at law. The amount for the bond to be posted if an injunction is sought by COMPANY shall be $1,000.00 (One Thousand and no/100 Dollars). The prevailing party shall also be entitled to recover its costs and attorneys’ fees incurred in enforcing this AGREEMENT.

Section 17.    Severability. In the event that any provision of this AGREEMENT, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable, this AGREEMENT shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this AGREEMENT, and the remaining provisions of this AGREEMENT shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this AGREEMENT. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this AGREEMENT a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 18.    Amendment; Waiver. This AGREEMENT may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. Any party’s failure to insist upon strict compliance with any provision of this AGREEMENT, or the failure to assert any right such party may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this AGREEMENT.

Section 19.    Entire Agreement. This AGREEMENT contains all understandings, promises and representations between RETIREE and the COMPANY and the COMPANY AFFILIATES pertaining to the subject matters hereof and supersedes and replaces in full all prior and contemporaneous understandings, agreements, promises, representations and warranties, both written and oral, between RETIREE and the COMPANY and the COMPANY AFFILIATES with respect to such subject matters.

Section 20.    Taxes.

A.    Withholding: Notwithstanding anything in this AGREEMENT to the contrary, COMPANY is authorized to withhold from any and all payments made to RETIREE pursuant to this AGREEMENT all taxes (income, FICA or otherwise) it may be required to withhold therefrom pursuant to any applicable law.

B.    Section 409A. It is intended that this Agreement comply with or be exempt from all applicable provisions of Section 409A of the Code, and the terms and conditions of the Agreement shall be interpreted accordingly.

C.    No Company Liability: RETIREE hereby acknowledges and agrees that COMPANY shall not be liable (i) for all or any portion of any taxes, penalties, interest or other expenses that RETIREE incurs or may incur on account of any payment made to RETIREE under this AGREEMENT not complying with an applicable law, including, without limitation, Section 409A of the Internal Revenue Code of 1986, as amended, or (ii) for any failure of COMPANY to withhold any tax or other amount required to be withheld therefrom pursuant to an applicable law.

(Signature Page Follows)

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT AND RELEASE IN MULTIPLE COPIES, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT, ON THE DATE PROVIDED BELOW, TO BECOME EFFECTIVE AS PROVIDED ABOVE.

By:	/s/ William Ordemann	08/18/2019
	William Ordemann	Date

Enterprise Products Company

By:	/s/ Karen D. Taylor	08/20/2019
	Karen D. Taylor	Date
Senior Vice President, Human Resources

EXHIBIT A

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RETIREMENT, CONSULTING SERVICES AND RELEASE AGREEMENT

Incentive Plan Awards

	Award	EPD Plan	Grant Number	Date Granted	Remaining Unvested Award Units

1.	Phantom Units	2008 LTIP	P08-2548	02/16/2016	16,250

2.	Phantom Units	2008 LTIP	P08-4129	02/16/2017	29,000

3.	Phantom Units	2008 LTIP	P08-5837	02/12/2018	51,000

4.	Phantom Units	2008 LTIP	P08-7821	02/11/2019	50,000

EXHIBIT B

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RETIREMENT, CONSULTING SERVICES AND RELEASE AGREEMENT

Description of CONSULTING SERVICES

RETIREE shall provide CONSULTING SERVICES for COMPANY and COMPANY AFFILIATES at a rate that does not exceed 49% of the average hours worked during the 36 months preceding his RETIREMENT DATE. A separation from service shall occur as of his RETIREMENT DATE, which shall mean a permanent reduction in the average level of services performed to 49% of the average level of services provided in the 36 months preceding the RETIREMENT DATE.

Below is a description of the types of services RETIREE agrees to perform for COMPANY and COMPANY AFFILIATES:

With respect to any matter upon which RETIREE has worked or provided input during his employment with the COMPANY or any COMPANY AFFILIATE, or any other aspect of the business of the COMPANY or any COMPANY AFFILIATE with which RETIREE may be familiar, have experience, or provide expertise or input: respond to inquiries, provide background or factual information, and provide general support services, as requested by the COMPANY or any COMPANY AFFILIATE

With respect to any litigation involving any matter upon which RETIREE has worked or provided input during his employment with the COMPANY or any COMPANY AFFILIATE, or litigation involving any other aspect of the business of the COMPANY or any COMPANY AFFILIATE with which RETIREE may be familiar, have experience, or provide expertise or input: respond to inquiries, provide background or factual information, and/or provide strategic input as requested and determined by COMPANY or any COMPANY AFFILIATE and/or its legal counsel. RETIREE further agrees to make himself reasonably available at mutually agreeable times, to review materials and prepare for testimony, hearings, or trial, as determined by COMPANY or any COMPANY AFFILIATE and/or its legal counsel.